Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.00005 par value, of Rosetta Stone, Inc. and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Date: February 12, 2010

ABS Capital Partners IV, L.P.

By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr., Attorney-in-Fact

ABS Capital Partners IV-A, L.P.

By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr., Attorney-in-Fact

ABS Capital Partners IV-Offshore, L.P.

By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr., Attorney-in-Fact

ABS Capital Partners IV-Special Offshore, L.P.

By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr., Attorney-in-Fact

Phillip A. Clough

By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr., Attorney-in-Fact

Laura L. Witt

By:	/s/ James E. Stevenson, Jr.
Name:	James E. Stevenson, Jr., Attorney-in-Fact